Exhibit 10.37
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely be competitively harmful if publicly disclosed.
Executed Version

AMENDMENT NO. 2 TO LOAN AGREEMENT

This Amendment No. 2 to Loan Agreement (the “Amendment”) is made of this 2 day of January, 2020 by and between the entities managed by HealthCare Royalty Partners III, L.P., as lender (“Lender”), and ADAMAS PHARMA, LLC, a Delaware limited liability company, as borrower (“Borrower”), and amends that certain Loan Agreement (the “Loan Agreement”) dated as of May 11, 2017 between Lender and Borrower. Capitalized terms and Section and Article references in the Loan Agreement not expressly defined herein are as set forth in or references to the Loan Agreement.

WHEREAS, Borrower and Lender have agreed to amend the Loan Agreement to extend the date by which Borrower must obtain and maintain arrangements in respect of back-up qualified, FDA-approved manufacturer for the supply of the active pharmaceutical ingredient for ADS-5102 imposed by Section 8.15 of the Loan Agreement [(the “Secondary API Supplier Requirements”)];

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by the Parties as follows:

1.Amendment. Section 8.15 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

On the Closing Date, Borrower shall have sufficient inventory of active pharmaceutical ingredient for ADS-5102 to support reasonably anticipated requirements for such active pharmaceutical ingredient through [*]. Not later than December 31, 2020, Borrower shall have entered into an agreement with each of a primary and a back-up FDA-approved manufacturer for the supply of active pharmaceutical ingredient for ADS-5102, which in the case of the backup manufacturer with the commitment to supply active pharmaceutical ingredient for ADS-5102 not later than [*], and shall maintain such arrangements with such manufacturer, or replacement thereof, so long as any Obligations are outstanding to the Lender.

2.Waiver. Lender hereby waives any prior non-compliance by Borrower with the Secondary API Supplier Requirements (and any Defaults arising as a result thereof).

3.Miscellaneous.

Except as expressly amended herein, the Loan Agreement remains in full force and effect and the provisions of Article XII are hereby incorporated by reference.

[SIGNATURE PAGE FOLLOW]

Executed Version

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

HEALTHCARE ROYALTY PARTNERS III, L.P.,
as Lender

By:	HealthCare Royalty GP III, LLC,
its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Founding Managing Partner

ADAMAS PHARMA, LLC,
as Borrower

By:	Adamas Pharmaceuticals, Inc., its manager
	By:	/s/ Neil F. McFarlane
Name: Neil F. McFarlane
Title: Chief Executive Officer

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